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                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                   (In thousands, except per share amounts)

                                         Three Months Ended  Nine Months Ended
                                            September 30        September 30
                                           1996      1995      1996      1995
                                           ----      ----      ----      ----


-------------------------------------------------------------------------------
Primary Earnings Per Share (a)
-------------------------------------


  Income from continuing operations      $ 23,125  $ 10,345  $ 48,086  $ 19,839
  Income from discontinued operations        -         -         -       22,542
                                         --------  --------  --------  --------
  Net income                             $ 23,125  $ 10,345  $ 48,086  $ 42,381
                                         ========  ========  ========  ========

  Average number of shares outstanding     45,293    45,529    45,298    45,562
                                         ========  ========  ========  ========

  Primary earnings per share from
          continuing operations          $   0.51  $   0.23  $   1.06  $   0.44
  Primary earnings per share from
          discontinued operations            -         -         -         0.49
                                         --------  --------  --------  --------
  Primary earnings per share             $   0.51  $   0.23  $   1.06  $   0.93
                                         ========  ========  ========  ========

Fully Diluted Earnings Per Share
-------------------------------------

  Income from continuing operations      $ 23,125  $ 10,345  $ 48,086  $ 19,839
  Income from discontinued operations        -         -         -       22,542
                                         --------  --------  --------  --------

  Net income                             $ 23,125  $ 10,345  $ 48,086  $ 42,381
                                         ========  ========  ========  ========

  Average number of shares outstanding 45,293 45,529 45,298 45,562 Effect of assumed exercise of
     outstanding stock options                 75        40        59        20
                                         --------  --------  --------  --------

  Average number of shares outstanding
     after assumed exercise of
     outstanding stock options             45,368    45,569    45,357    45,582
                                         ========  ========  ========  ========

  Fully diluted earnings per share from
          continuing operations          $   0.51  $   0.23  $   1.06  $   0.44
  Fully diluted earnings per share from
          discontinued operations            -         -         -         0.49
                                         --------  --------  --------  --------

  Fully diluted earnings per share       $   0.51  $   0.23  $   1.06  $   0.93
                                         ========  ========  ========  ========


(a) The computations of primary earnings per share do not include the effects of assumed exercises of employee stock options, because such effects were immaterial for both years.


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